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                                   EXHIBIT 11



                      VALLEY FORGE DENTAL ASSOCIATES, INC.


        COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE



                                             YEAR ENDED          SIX MONTHS
                                            DECEMBER 31,           ENDED
                                       -----------------------    JUNE 30,
                                          1995         1996         1997
                                       ----------   ----------   ----------
                                                                                 NINE MONTHS ENDED
                                                                              -----------------------
                                                                              SEPTEMBER    SEPTEMBER
                                                                                 30,          30,
                                                                                 1996         1997
                                                                              ----------   ----------
                                                                              (UNAUDITED)  (UNAUDITED)
                                                                              ----------   ----------
Weighted average common shares
  outstanding(1).....................   4,074,600    4,074,600    4,074,600    4,074,600    4,074,600
                                       ----------   ----------   ----------   ----------   ----------
Common stock options, as if
  converted(2).......................      16,990       16,990       16,990       16,990       16,990
                                       ----------   ----------   ----------   ----------   ----------
Pro forma common and common
  equivalent shares..................   4,091,590    4,091,590    4,091,590    4,091,590    4,091,590
                                       ----------   ----------   ----------   ----------   ----------
Common equivalent -- debt retired....     197,500      696,759    2,098,028      642,134    2,698,341
                                       ----------   ----------   ----------   ----------   ----------
Supplemental common and common
  equivalent shares..................   4,289,090    4,788,349    6,189,618    4,733,724    6,789,931
                                       ----------   ----------   ----------   ----------   ----------
Historical net loss..................    (383,984)    (726,878)    (332,439)    (401,053)    (731,112)
                                       ----------   ----------   ----------   ----------   ----------
Add -- accretion of mandatorily
  redeemable common stock............          --           --      153,541           --      307,233
                                       ----------   ----------   ----------   ----------   ----------
Pro forma net loss...................    (383,984)    (726,878)    (178,898)    (401,053)    (423,879)
                                       ----------   ----------   ----------   ----------   ----------
Add -- dividends on preferred
  shares.............................      16,000       64,000       32,000       48,000       48,000
                                       ----------   ----------   ----------   ----------   ----------
Add -- elimination of interest upon
  assumed payment of debt, net of tax
  effect.............................       7,385      201,288      269,860      141,340      512,142
                                       ----------   ----------   ----------   ----------   ----------
Supplemental net income per common
  and common equivalents.............  $ (360,599)  $ (461,590)  $  122,962   $ (211,713)  $  136,263
                                       ----------   ----------   ----------   ----------   ----------
Historical net loss per weighted
  average common equivalent..........  $    (0.09)  $    (0.18)  $    (0.08)  $    (0.10)  $    (0.18)
                                       ----------   ----------   ----------   ----------   ----------
Pro forma net loss per weighted
  average common equivalent..........       (0.09)       (0.18)       (0.04)       (0.10)       (0.10)
                                       ----------   ----------   ----------   ----------   ----------
Supplemental net (loss) income per
  weighted average common
  equivalent.........................  $    (0.08)  $    (0.10)  $     0.02   $    (0.04)  $     0.02
                                       ----------   ----------   ----------   ----------   ----------


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(1) Calculated using the treasury stock method.



(2) Common stock options, as if converted issued at prices below the public offering price during the 12 months immediately preceding the filing of this initial Registration Statement and through the effective date of such Registration Statement have been calculated using the treasury stock method based upon the estimated initial public offering price and have been included in all years regardless of whether they are dilutive.